UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

Dominion Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange
2016 Series A 5.25% Enhanced Junior Subordinated Notes	DRUA	New York Stock Exchange
2019 Series A Corporate Units	DCUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 20, 2020, the Board of Directors (the “Board”) of Dominion Energy, Inc. (the “Company”) approved amendments to the Company’s Bylaws to expressly permit the Company to hold shareholder meetings solely by means of remote communication as the Board of Directors may determine in its discretion. The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated, which is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 8.01.  Other Events.

On March 25, 2020, the Company issued a press release announcing that its 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) will be held virtually. Additional information regarding the 2020 Annual Meeting is included in the press release, a copy of which is filed with this Form 8-K as Exhibit 99.

Item 9.01.  Financial Statements and Exhibits.

Exhibit
3.1	Bylaws, amended and restated, effective March 20, 2020*
99	Dominion Energy, Inc., press release dated March 25, 2020*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

______________

*   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

By:	/s/ Carter M. Reid
Carter M. Reid
Executive Vice President, Chief of Staff and Corporate Secretary and President – Dominion Energy Services

Date: March 25, 2020